UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2005

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway—Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(303) 268-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Adelphia Communications Corporation (the “Company”) adopted the Adelphia Communications Corporation 2006 Short-Term Incentive Plan (the “STIP”), effective January 1, 2006.  The STIP provides for the payment of cash bonuses for the 2006 calendar year to certain eligible employees of the Company, subject to the satisfaction of certain qualitative and quantitative performance measures.  In general, full-time employees with a title of Director and above, including certain of the Company’s Named Executive Officers, are eligible to participate in the STIP.  In addition, certain General Managers of local cable systems are also eligible to participate in the STIP.  Awards are determined based upon the satisfaction of certain performance criteria established for the Company, and where relevant, the satisfaction of certain performance criteria for certain regional operations, and individual performance criteria.  The Company and regional performance goals include:  revenue, operating cash flow, capital expenditures, customer care, internal controls and level of basic subscribers.  Awards under the STIP will be paid not later than March 14, 2007.  In connection with the grant of awards under the STIP during 2006, the Company shall send to each employee who is a participant in the STIP an award letter that sets forth the level of the participant’s award, at target, which is designated as a percentage of the participant’s salary.  The STIP and the award letter are attached as Exhibits 10.1 and 10.2, respectively.

Additionally, in connection with the grant of awards under the Amended and Restated Adelphia Communications Corporation Performance Retention Plan (the “PRP”) during 2006, the Company shall send to each participant who is a participant in the PRP an award letter that sets forth the level of the participant’s award.  The Form of 2006 Performance Retention Plan Award Letter is attached as Exhibit 10.3.

Item 9.01  Financial Statements and Exhibits.

Exhibit 10.1                                    Adelphia Communications Corporation 2006 Short-Term Incentive Plan.

Exhibit 10.2                                    Form of 2006 STIP Participant Notice.

Exhibit 10.3                                    Form of 2006 Performance Retention Plan Award Letter.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, sale of the Company, settlements with the Securities and Exchange Commission (the “SEC”) and the United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”), restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of the Company’s assets to Time Warner NY Cable LLC and Comcast Corporation is approved and consummated, whether the transactions contemplated by the proposed settlements with the SEC and the U.S. Attorney and any other agreements needed to effect those transactions are consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, pricing and availability of programming, equipment, supplies and other inputs, the Company’s ability to upgrade its broadband network, technological developments, changes in general economic conditions, and those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.  Many of these factors are outside of the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2005	ADELPHIA COMMUNICATIONS CORPORATION (Registrant)

	By:	/s/ BRAD M. SONNENBERG
	Name	Brad M. Sonnenberg
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Adelphia Communications Corporation 2006 Short-Term Incentive Plan.

Exhibit 10.2	Form of 2006 STIP Participant Notice.

Exhibit 10.3	Form of 2006 Performance Retention Plan Award Letter.